UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

_____________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2009, GenVec, Inc. (the “Company”) and Cobra Biomanufacturing Plc (“Cobra”) entered into a letter agreement (the “Amendment”) amending their Master Services Agreement dated January 17, 2008 and its associated services schedule (the “Agreement”). Under the terms of the Amendment, Cobra will suspend it activities under the Agreement until the end of the second quarter of 2009, when in the Company’s sole discretion, the Company may terminate the Agreement, or the Company and Cobra may resume performance under the Agreement pursuant to a newly negotiated schedule of services and fees.

Under the terms of the Amendment, the Company will pay Cobra an aggregate of $1.8 million over the next sixty days for services provided by Cobra through the second quarter of 2009.  If the Company decides to terminate the Agreement at the end of the second quarter of 2009, then the Company will pay Cobra a termination fee of $350,000.  If the Agreement is terminated, then the Company will not owe additional amounts to Cobra under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: March 24, 2009	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary